Exhibit 23(b)



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Top Source Automotive, Inc.

      As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Registration Statement File No. 333-43387.





/s/ ARTHUR ANDERSEN LLP
West Palm Beach, Florida,
  June 10, 1999.